UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

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CoroWare, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-33231	95-4868120
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1410 Market Street, Suite 200
Kirkland, Washington 98033
(Address of principal executive offices)

(800) 641-2676
(Registrant's telephone number, including area code)

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Copies to:

Gary L. Blum, Esq.
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
Phone: (213) 381-7450
Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2011, effective that date, Mr. Jon Mandrell resigned as a member of the Board of Directors of CoroWare, Inc. (the “Company”) and as Secretary of the Company. There was no disagreement between the Company and Mr. Mandrell that led to his resignation.

On April 12, 2011, Ms. Shanna Gerrard was appointed to replace Mr. Mandrell as Secretary of the Company.

Ms. Gerrard joined CoroWare in November 2010, and serves as the business unit manager for the Enhanced Collaboration Solutions unit.  Previously, Ms. Gerrard served as Senior Product Manager at Church of Jesus Christ of Latter-day Saints; and in business, marketing and product line management roles at Intel Corporation.

Ms. Gerrard has experience in product management and development, marketing and communications,  project management, business process analysis and engineering, and information technology support across a variety of industries having worked at Farm Credit Banks, The Fallon Clinic, Bayer, Intel, and the Church of Jesus Christ of Latter-day Saints.

Ms Gerrard has a Master of Science in Management from Worcester Polytechnic Institute and a Bachelor of Arts from Dartmouth College. She is currently a Certified Product Manager and Certified Product Marketing Manager.

No immediate replacement(s) to the Board of Directors have been made.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COROWARE, INC

Date: April 13, 2011	By:	/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer